Putnam New Jersey Tax Exempt Income Fund, 5/31/11, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	8,249
Class B	  330
Class C	  860

72DD2 (000s omitted)

Class M	  137
Class Y	  427

73A1

Class A	0.378328
Class B	0.320445
Class C	0.307671

73A2

Class M	0.353218
Class Y	0.399728


74U1	(000s omitted)

Class A	20,655
Class B	   796
Class C	 2,333

74U2	(000s omitted)

Class M	   338
Class Y	 1,255

74V1

Class A	9.12
Class B	9.11
Class C	9.12

74V2

Class M	9.12
Class Y	9.13